Exhibit 99.B(E)(6)

Amendment

dated February 17, 2006

to the

Investor Services Agreement

between

Rydex Variable Trust

and Rydex Distributors, Inc.,

dated December 31, 1998,

as Amended

Amendment to the

Investor Services Agreement

dated December 31, 1998, as amended,

between

Rydex Variable Trust

and

Rydex Distributors, Inc.

Rydex Funds

Nova Fund

Inverse S&P 500 Fund (formerly Ursa Fund)

Precious Metals Fund

Inverse OTC Fund (formerly Arktos Fund)

OTC Fund

Inverse Government Long Bond Fund (formerly Juno Fund)

Europe Advantage Fund (formerly Large-Cap Europe Fund)

Japan Advantage Fund (formerly Large-Cap Japan Fund)

Russell 2000 Advantage Fund (formerly Mekros Fund)

Mid-Cap Advantage Fund (formerly Medius Fund)

Dynamic S&P 500 Fund (formerly Titan 500 Fund)

Inverse Dynamic S&P 500 Fund (formerly Tempest Fund)

Dynamic OTC Fund (formerly Velocity 100 Fund)

Inverse Dynamic OTC Fund (formerly Venture 100 Fund)

Dynamic Dow Fund (formerly Long Dynamic Dow 30 Fund)

Inverse Dynamic Dow Fund (formerly Inverse Dynamic Dow 30 Fund)

Large-Cap Value Fund

Large-Cap Growth Fund

Mid-Cap Value Fund

Mid-Cap Growth Fund

Inverse Mid-Cap Fund

Small-Cap Value Fund

Small-Cap Growth Fund

Inverse Russell 2000 Fund (formerly Inverse Small-Cap Fund)

Dynamic Strengthening Dollar Fund (formerly Strengthening Dollar Fund)

Dynamic Weakening Dollar Fund (formerly Weakening Dollar Fund)

Government Long Bond Advantage Fund (formerly U.S. Government Bond Fund)

U.S. Government Money Market Fund

All-Cap Value Fund

Multi-Cap Core Equity Fund (formerly Core Equity Fund)

Internet Fund

Sector Rotation Fund

Real Estate Fund

Utilities Fund

Commodities Fund

Absolute Return Strategies Fund

Market Neutral Fund

Hedged Equity Fund

CLS AdvisorOne Amerigo VT Fund

CLS AdvisorOne Clermont VT Fund

CLS AdvisorOne Berolina Fund

S&P 500 Fund

Dynamic Russell 2000 Fund

Inverse Dynamic Russell 2000 Fund

Russell 2000 Fund

Additions are noted in bold.